UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported):  February 24, 2009
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective February 24, 2009, Chico’s FAS, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Spotlight Capital Partners, L.P. and certain entities and persons affiliated with Spotlight Capital Partners, L.P. (collectively, “Spotlight”). One or more persons or entities included as part of Spotlight are shareholders of the Company. On February 25, 2009, the Company issued a press release announcing that it had entered into the Agreement.
     The Agreement provides, among other things, for the following:
•	The Company’s Board of Directors will appoint Andrea M. Weiss to join its Board of Directors as a Class I director, will appoint her to its Compensation and Benefits Committee and Merchandising Committee and will nominate her to stand for election as a Class I director in the Company’s proxy statement for its 2009 Annual Meeting of Shareholders;

•	When practicable, the Company will identify and appoint one additional candidate to serve as an independent director on the Board of Directors as a Class I director, provided that such director can meet certain customary qualifying criteria and meet certain independence standards, and the Company will reasonably consult with Spotlight with regard to the identity, qualifications and potential committee assignments of such candidate. Prior to any such appointment, the Company will increase the total number of directors on its Board of Directors from eight to nine. If such candidate is identified prior to the mailing of the Company’s proxy statement for its 2009 annual meeting of shareholders, the Company will nominate such candidate as an additional Class I director in the Company’s proxy statement for its 2009 Annual Meeting of Shareholders;

•	The Company shall publicly support and recommend that the Company’s shareholders vote for the election of its nominees to the Board of Directors at the Company’s 2009 Annual Meeting of Shareholders;

•	Each person comprising Spotlight will publicly support and vote its respective shares of the Company’s Common Stock (whether owned of record or beneficially) in favor of the Company’s nominees for election to the Board of Directors at the Company’s 2009 Annual Meeting of Shareholders;

•	Each person comprising Spotlight will abide by certain confidentiality, nondisparagement and standstill obligations through December 31, 2009, which may be extended to December 31, 2011 under certain conditions (the “Standstill Period”);

•	During the Standstill Period, each person comprising Spotlight will abstain from voting on or will vote its respective shares of the Company’s Common Stock against any shareholder nominations for director or shareholder proposals which are not approved and recommended by the Board of Directors of the Company;

•	During the Standstill Period, each person comprising Spotlight will vote its respective shares of the Company’s Common Stock in favor of a proposal, to be recommended by the Board of Directors, to amend the Company’s Articles of Incorporation to adopt a majority voting standard for the election of directors;

•	During the Standstill Period, each person comprising Spotlight will not participate in any solicitation with respect to the voting of any of the Company’s Common Stock, other than as expressly contemplated by the Agreement, or initiate, propose or otherwise encourage any person to make any shareholder proposal;

•	During the Standstill Period, each person comprising Spotlight will not propose or nominate any candidates to stand election for the Board nor seek to call a special meeting of the Company’s shareholders; and

•	During the Standstill Period, each person comprising Spotlight will make a good faith effort to cause any party who has made a shareholder proposal in consultation or in cooperation with Spotlight to withdraw such shareholder proposal.
     The description of the Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release issued on February 25, 2009 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 25, 2009, the Company issued a press release announcing that it has appointed Andrea M. Weiss to its Board of Directors, effective February 24, 2009, increasing the size of the Board from seven to eight. Ms. Weiss will serve as a Class I director until the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). The Board also nominated Ms. Weiss to stand for election at the 2009 Annual Meeting. Neither Ms. Weiss nor any related person of Ms. Weiss has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Ms. Weiss will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies as described in the Company’s 2008 Proxy Statement. Ms. Weiss will serve on the Compensation and Benefits Committee and the Merchandising Committee. The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
     A copy of the press release issued on February 25, 2009 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1 Letter Agreement, effective February 24, 2009, by and among Chico’s FAS, Inc. and Spotlight Capital Partners, L.P. and its affiliates

Exhibit 99.1 Chico’s FAS, Inc. Press Release dated February 25, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: February 25, 2009	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President —
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Letter Agreement, effective February 24, 2009, by and among Chico’s FAS, Inc. and Spotlight Capital Partners, L.P. and its affiliates

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated February 25, 2009